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                                                                   Exhibit 10.35

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR APPLICABLE STATE SECURITIES LAWS. THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

                           CONVERTIBLE PROMISSORY NOTE

$200,000                                                        October 19, 2001
                                                                Denver, Colorado

     FOR VALUE RECEIVED, Polar Molecular Corporation, a Delaware corporation (the "Company") hereby promises to pay to the order of Lockhart Holdings, Inc., on or before the Maturity Date (as defined in Section 3(a) below), the principal sum of Two Hundred Thousand Dollars ($200,000), together with interest thereon as provided herein. The entire unpaid principal sum together with interest thereon shall be due and payable on the Maturity Date.

     1. Conversion. The holder of this Note (the "Holder") is entitled, at its option, on the Maturity Date to convert up to fifty percent (50%) of the outstanding principal amount of this Note into options to purchase fully paid and nonassessable shares of common stock, $0.0001 par value, of the Company ("Common Stock"), at the initial price (the "Conversion Price") per share of Common Stock (the "Conversion Rate") equal to the higher of (a) $0.40 per share, or (b) in the event the Company sells shares of Common Stock in a private placement investment in excess of $250,000 prior to the date this Note is converted, the average price per share of those shares sold in such private placement (i.e., if the Note were converted on the Maturity Date for the maximum amount allowed to be converted ($100,000), and no shares, or shares with a price less than $0.40 per share, had been sold in a private placement, the Holder would receive options to purchase 250,000 shares of Common Stock ($100,000/$0.40)). The Conversion Rate shall be subject to adjustment as specified in Section 5 hereof. Conversion of this Note shall be effected by surrender of this Note to the Company at its address specified below (or such other address as the Company shall have given written notice to the Holder hereof), together with a request that this Note be converted to options to purchase Common Stock as specified herein.

     2. Interest. Interest shall be due upon the outstanding principal amount hereof from the date of this Note through the date of repayment. No interest shall be due and payable until the Maturity Date. The rate of interest shall be 12% per annum, compounded daily for the period. All interest hereunder, shall be calculated on the basis of a 360 day year and actual days elapsed.

     3. Maturity Date; Payments.

          (a) The date for repayment of the principal amount and any interest due hereunder shall be October 19, 2002 (the "Maturity Date"). At the sole option of the Company, the date for such repayment may be extended until January 19, 2003 (in the event the date for

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repayment is extended, such extended date shall be the "Maturity Date"). The
Company shall give the Holder at least seven calendar days notice of its election to extend the Maturity Date.

          (b) The Company shall make all payments due under the terms of this Note to the Holder at 2873 West Hardies Road, Gibsonia, Pennsylvania 15044 or at such other address as shall be designated to the Company in writing by the Holder. The Company shall be entitled to prepay the Note in full, or in any part, at any time. Any prepayment of principal shall be accompanied by the payment of all interest accrued through the payment date. The Company shall give at least fifteen calendar days notice of any prepayment hereunder, during which time the Holder shall be entitled to convert this Note as specified in Section 1 hereof.

     4. Certain Expenses. Whenever the Holder shall sustain or incur any losses or out-of-pocket expenses with respect to this Note in connection with (a) repayment of overdue amounts under this Note, or (b) failure by the Company to pay all principal and interest, if any, of this Note when due hereunder (whether at maturity, by reason of acceleration, or otherwise), the Company shall pay, on demand, to the Holder, in addition to any other penalties or premiums hereunder, an amount sufficient to compensate the Holder for all such losses or out-of-pocket expenses, including, without limitation, all costs and expenses of a suit or proceeding (or any appeal thereof) brought for recovery of all or any part of or for protection of the indebtedness evidenced by this Note or to enforce the Holder's rights hereunder, including reasonable attorney's fees.

     5. Adjustment to Conversion Price.

          (a) If the Company at any time subdivides or combines its outstanding shares of the Common Stock into a greater or lesser number of shares of the Common Stock (including, without limitation, by stock dividend, stock split, or recapitalization), then the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying the Conversion Price by a fraction, the numerator of which shall be the number of shares of the Common Stock outstanding immediately prior to such action and the denominator of which shall be the number of shares outstanding immediately after giving effect to such action.

          (b) In the event of any capital reorganization or reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any sale, lease or other disposition of all or substantially all of the assets of the Company, that is effected in such a manner that holders of shares of the Common Stock are entitled to receive securities and/or property (including cash) with respect to or in exchange for shares of the Common Stock, the Company shall, as a condition precedent to such transaction, cause effective provision to be made so that the Holder shall have the right thereafter to convert this Note for the kind and amount of securities and/or other property receivable upon such event by a holder of the number of shares of the Common Stock for which this Note could have been converted immediately prior to such event, subject to the adjustments which shall be as nearly equivalent as practicable to the adjustments provided for in this Note.

          (c) If the Company makes any distribution of its assets upon or with respect to shares of the Common Stock as a liquidating or partial liquidating dividend, or other than as a

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dividend payable out of legally available funds, the Holder shall upon conversion of this Note thereafter, receive, in addition to the shares of the Common Stock so purchased or paid, the amount of such assets (or, at the option of the Company, a sum equal to the fair value thereof at the time of distribution as determined by the Board of Directors of the Company in its reasonable judgment) which would have been distributed to the Holder upon conversion of this Note immediately prior to the record date for such distribution.

          (d) Whenever the Conversion Price shall be adjusted as provided in this Section 5, the Company shall forthwith deliver to Holder, a statement showing in detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of Section 5(e).

          (e) If the Company shall propose to take any action of the type described in this Section 5, the Company shall give notice to the Holder, in the manner set forth in Section 5(d), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable upon the conversion of this Note. In the case of any action which would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action.

     6. Covenants as to Common Stock. The Company covenants and agrees that all shares of Common Stock to be issued upon the exercise of options obtained upon conversion of this Note, will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof. Without limiting the generality of the foregoing, the Company covenants that it will from time to time take all such actions as may be requisite to assure that the stated or par value per share of Common Stock is at all times equal to or less than the lowest Conversion Price per share of Common Stock issuable upon exercise of options obtained upon conversion of this Note. The Company further covenants and agrees that the Company will at all times have authorized and reserved, a sufficient number of shares of its Common Stock to provide for the exercise of options obtained upon conversion of this Note and all other similar convertible notes issued by the Company. The Holder acknowledges that neither this Note, the options to purchase shares of the Common Stock issuable upon conversion of this Note (the "Conversion Options"), or the shares of the Common Stock issuable upon exercise of the Conversion Options (the "Conversion Shares") is registered under the Securities Act of 1933 (the "Securities Act") or any state securities laws. The Conversion Options or Conversion Shares may be restricted securities, as that term is defined in the Securities Act, and may be issued with a restrictive legend similar to the legend on this Note.

     7. Security. This Note will be secured by a lien on and security interest in certain property of the Company as provided in the Security Agreement dated as of the date hereof (the "Note Security Agreement"). Such lien and security interest will not become effective and attach until the lien and security interest under that certain Security Agreement dated January 30, 2001

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is released. Reference is hereby made to the Note Security Agreement for a description of the properties and assets in which the lien and security interest will be granted, the nature and extent of the security, the terms and conditions upon which the lien and security interest will be granted, and the rights of the Holder with respect thereto.

     8. Time of Essence. Time is of the essence. At the option of the Holder, payment of the principal sum and any and all accrued interest thereon may be accelerated, and such amounts shall be immediately due and payable without further notice or demand upon the occurrence (and continuance as hereinafter specified) of any of the following:

          (a) Failure to make any payment of any and all amounts required to be paid hereunder when due or declared due.

          (b) Default in the performance of any obligation or undertaking of the Company under this Note.

          (c) Dissolution, termination of existence, insolvency, business failure, appointment of a receiver of any part of the property of, assignment for the benefit of creditors by, or commencement of any proceeding under any bankruptcy or insolvency laws by, or against the Company which remains uncured or undismissed for sixty (60) days after the occurrence of such event.

     9. Remedies Cumulative. The remedies provided in this Note shall be cumulative, and shall be in addition to any other rights or remedies now or hereafter provided by law or equity. No delay, failure or omission by the Holder or any holder of this Note, in respect of any default by the Company, to exercise any right of remedy shall constitute a waiver of the right to exercise the right or remedy upon any such default or subsequent default.

     10. Waiver. The Company and any endorser hereof hereby waives presentment, demand, notice of dishonor, notice of acceleration and protest and assents to any extension of time with respect to any payment due under this Note, to any substitution or release of collateral and to the addition or release of any party. No waiver of any payment or other right under this Note shall operate as a waiver of any other payment or right.

     11. Miscellaneous.

          (a) This Note or any provision hereof may be waived, changed, modified, or discharged only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

          (b) If any of the provisions of this Note shall be held to be invalid or unenforceable, the determination of invalidity or unenforceability of any such provision shall not affect the validity or enforceability of any other provision or provisions hereof.

          (c) This Note shall be binding upon the Company and its successors and assigns and shall inure to the benefit of and be enforceable by the Holder and its successors and assigns.

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          (d) All notices to the Company expressly required in this Note shall be in writing and shall be delivered by hand delivery or mailed by certified mail, return receipt requested, postage prepaid, addressed to the Company at its address set forth below its signature hereto, or at such other address as the Company shall notify the holder hereof. All such notices or other communications shall be deemed properly given upon receipt of delivery by the Company.

          (e) At the option of the holder hereof, an action may be brought to enforce this Note in a court of competent jurisdiction in the State of Colorado, City and County of Denver. The Company and all signers or endorsers hereof consent to such venue and jurisdiction.

          (f) This Note shall be construed and, enforced in accordance with the laws of the State of Colorado.

                            [SIGNATURE PAGE FOLLOWS]

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     The Company has caused this Note to be executed as of the date set forth above.

                                   POLAR MOLECULAR CORPORATION,
                                     a Delaware corporation


                                   By: /s/ Mark L. Nelson
                                       -----------------------------------------
                                           Mark L. Nelson
                                           President and Chief Executive Officer

                                       Address: 4600 S. Ulster Street
                                                Suite 700
                                                Denver, Colorado 80237

                            LOAN EXTENSION AGREEMENT

     This Loan Extension Agreement (this "Agreement") is entered into by and between Polar Molecular Corporation, a Delaware corporation (the "Company"), and Lockhart Holdings, Inc. (the "Holder") as of January 17, 2003.

                                    RECITALS

A. The Company issued to the Holder a Promissory Note (the "Note") in the principal amount of $200,000 dated as of October 19, 2001;

B. The Holder and the Company desire to extend the due date of the Note and amend the terms for repayment of the Note.

                                    AGREEMENT

     In consideration of the foregoing and the mutual promises contained herein, the Holder and the Company hereby agree as follows:

1. Section 1 of the Note is hereby amended by inserting in the second line thereof, after the words "Maturity Date," the following:

          "to notify the Company"

2. Section 2 of the Note is hereby amended to read in its entirety as follows:

          "2. Interest. Interest shall be due upon the outstanding principal amount hereof from the date of this Note through the Maturity Date. In the event that the Holder exercises its conversion right on the Maturity Date, interest shall continue to accrue against only the outstanding principal amount hereunder, as adjusted downward for (i) amounts converted pursuant to Section 1 hereof, and (ii) principal payments made pursuant to Section 3 hereof. No interest shall be due and payable until the date of final repayment pursuant to the terms of
          Section 3 hereof. The rate of interest shall be 12% per annum, compounding daily for the period. All interest hereunder shall be calculated on the basis of a 360 day year and actual days elapsed."

3. Subsection (a) of Section 3 of the Note is hereby amended to read in its entirety as follows:

          "(a) The date for repayment of the principal amount and any interest due hereunder shall be July 19, 2003 (the "Maturity Date"). Following the Maturity Date, the Company shall be obligated to repay all outstanding principal and interest accrued under the Note in quarterly installments of at least $25,000, until such time as all outstanding amounts of principal and interest are paid in full."

4. Consideration. As consideration for entering into this Agreement, the Company shall issue the Holder 50,000 shares of the Company's common stock to be delivered promptly within 10 business days of final execution of this Agreement.

5.   Effect of this Agreement.

     (a) The Holder hereby agrees that as of the date of this Agreement the Company shall not be in default under the Note or under any other related agreement including, without limitation, the Security Agreement (the "Security Agreement") between the Company and the Holder dated as of October 24, 2001. The Holder hereby waives any remedies it may have had under the Note or the Security Agreement prior to the date of this Agreement as a result of the Company's failure to pay the Note in full on or before the original due date of January 19, 2003 (although the Holder retains any remedies relating to any future defaults).

     (b) The Company hereby agrees that failure to repay the Note in accordance with this Agreement and the repayment terms set forth herein or failure to perform or comply in any material respect with any of the obligations set forth in this Agreement shall constitute an Event of Default (as that term is defined in the Note) under the Note and the Security Agreement. Notwithstanding anything herein, upon the occurrence of such an Event of Default hereunder, the Holder shall be entitled to all rights and remedies provided for by the terms of the Note and the Security Agreement.

     (c) Other than those terms specifically addressed by this Agreement, the terms of the Note shall not be altered or amended by this Agreement. In the event of a conflict between the terms of the Note and this Agreement, the terms of this Agreement shall control and be binding on the Holder and the Company.

6.   Miscellaneous

     (a) This Agreement shall be binding on the Company and its successors, and shall inure to the benefit of the Holder, its successors and assigns. Any reference to the Holder shall include any holder in due course of the Note.

     (b) This Agreement, the Note and the Security Agreement together constitute the entire agreement between the Holder and the Company with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings, if any, relating to the subject matter hereof.

     (c) Each provision of this Agreement shall be considered separate. If for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity shall not impair the operation of or affect the remaining portions of this Agreement.

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     (d)  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

     The undersigned have executed this Agreement to be effective as of the date first set forth herein.


COMPANY:

POLAR MOLECULAR CORPORATION


By: /s/ Mark L. Nelson
    -----------------------------------
        Mark L. Nelson, President and
        Chief Executive Officer


HOLDER:

LOCKHART HOLDINGS, INC.


By: /s/ Thomas J. Gillespie
    -----------------------------------
        Thomas J. Gillespie, Jr., President

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